SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                             (Amendment No. DEFR14A)

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                            T. Rowe Price Group, Inc.
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                (Name of Registrant as Specified in its Charter)



                            T. Rowe Price Group, Inc.
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                                Barbara A. Van Horn
                                    Secretary
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



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                             YOUR VOTE IS IMPORTANT!
    Please execute and return the enclosed proxy promptly whether or not you plan to attend the T. Rowe Price Group, Inc. Annual Meeting of Stockholders.

                                [GRAPHIC OMITTED]

                            T.ROWE PRICE GROUP, INC.
                                 100 East Pratt
                           Street Baltimore, MD 21202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 April 26, 2005

     We will hold the Annual Meeting of Stockholders of T. Rowe Price Group, Inc. at the Baltimore Marriott Waterfront Hotel, 700 Aliceanna Street, Baltimore, Maryland, 21202, on Tuesday, April 26, 2005, at 10:00 a.m. At this Meeting, we will ask stockholders to:

     1)   elect a Board of 11 Directors;

     2) ratify the appointment of KPMG LLP as Price Group's independent accountant for the 2005 fiscal year; and

     3)   act upon any other business that properly comes before the Meeting.


     Stockholders who owned shares of Price Group's common stock as of February 25, 2005, are entitled to attend and vote at the Meeting or any adjournments.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             Barbara A. Van Horn
                                             Secretary


Baltimore, Maryland
March 16, 2005


                                 PROXY STATEMENT

                                TABLE OF CONTENTS

Introduction; Proxy Voting Information                                        1
Proposal 1: Election of Directors                                             2
  The Nominees                                                                3
  The Board of Directors and Committees                                       5
  Compensation Committee Interlocks and Insider Participation                 5
Report of the Audit Committee                                                 6
Audit Committee Pre-Approval Policies                                         7
Disclosure of Fees Charged by Independent Accountant                          7
Proposal 2: Ratification of the Appointment of KPMG LLP as the
  Company's Independent Accountant for the 2005 Fiscal Year                   8
  Recommendation of the Board of Directors; Vote Required                     8
Compensation of Executive Officers and Directors                              8
  Summary Compensation Table                                                  8
  Option Grants in 2004                                                       9
  Aggregated Option Exercises in 2004 and Option Values at December 31, 2004  9
  Equity Compensation Plan Information                                       10
Report of the Executive Compensation Committee                               11
Report of the Nominating and Corporate Governance Committee                  14
Stock Performance Chart                                                      17
Certain Ownership of Price Group's Common Stock                              17
Section 16(a) Beneficial Ownership Reporting Compliance                      17
Stockholder Proposals for the 2006 Annual Meeting                            18
Stockholder Communications With the Board of Directors                       18
Other Matters                                                                18

Terms used in this proxy statement:

o "We," "Our," "Company," and "Price Group" all refer to T. Rowe Price Group, Inc. except in the Reports of the Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee. In these reports, "we" refers to members of each respective committee.

o    "Meeting" refers to the 2005 Annual Meeting of Stockholders.

o "Price fund" means any mutual fund company or trust organized by T. Rowe Price Associates, Inc., or T. Rowe Price International, Inc., two of the investment adviser subsidiaries of T. Rowe Price Group, Inc.

o    "You" refers to the stockholders of Price Group.

o "Price Associates" refers to T. Rowe Price Associates, Inc., a wholly owned subsidiary of Price Group. Price Associates organizes and serves as an investment adviser to the Price funds.


                                 PROXY STATEMENT
                     INTRODUCTION; PROXY VOTING INFORMATION

     We are sending you this proxy statement and the accompanying proxy card in connection with the solicitation of proxies by our Board of Directors for the Meeting described in the notice and at any adjournments or postponements. The purpose of the Meeting is to:

     1)   elect a Board of 11 Directors;

     2) ratify the appointment of KPMG LLP as our independent accountant for the 2005 fiscal year; and

     3)   act upon any other business that properly comes before the Meeting.

      This proxy statement, proxy card, and our 2004 Annual Report to Stockholders, containing our consolidated financial statements and other financial information for the year ended December 31, 2004, form your Meeting package. We sent you this package on or about March 16, 2005.

     At the close of business on February 25, 2005, the record date of the Meeting, 130,282,871 shares of our common stock, par value $.20 per share, were outstanding and entitled to vote at the Meeting. We have approximately 4,100 stockholders of record. In electing directors, stockholders may cast one vote per share owned for each director to be elected; stockholders cannot use cumulative voting. If the number of votes present or represented at the Meeting are sufficient to achieve a quorum, directors who receive a plurality of the votes cast are elected to serve until the 2006 annual meeting or until their successors are elected and qualify. To approve Proposal 2 (see page 8), on which stockholders may cast one vote per share, a majority of the votes cast at the Meeting must be voted in favor of the proposal. Under our charter, the "one share: one vote" policy may be modified in the case of certain persons and groups owning in excess of 15% of our common stock. We do not believe this provision will apply to any stockholders voting at this Meeting. Abstentions and broker non-votes are not considered votes cast and will have no effect on voting.

     We will pay for the costs of preparing materials for the Meeting and soliciting proxies. We expect that solicitation will occur primarily through the mail, but proxies also may be solicited personally or by telephone, telegram, letter, or facsimile. To assist in soliciting proxies, we have retained Georgeson Shareholder Communications Inc. for a fee of $6,000 plus reimbursement for out-of-pocket expenses. We ask securities brokers, custodians, nominees, and fiduciaries to forward materials for the Meeting to our beneficial stockholders as of the record date, and will reimburse them for the reasonable out-of-pocket expenses they incur. Directors, officers, and employees of Price Group and our subsidiaries may solicit proxies personally or by other means, but will not receive additional compensation.

     The Board of Directors has selected James S. Riepe and George A. Roche to act as proxies. When you sign and return your proxy card or vote your shares using the telephone or Internet connections to Wells Fargo Bank, N.A., our transfer agent and proxy tabulator, you appoint Messrs. Riepe and Roche as your representatives at the Meeting. If you wish to change your vote before the Meeting, deliver a letter revoking the proxy to our Secretary (Barbara A. Van Horn, c/o T. Rowe Price Group, Inc., 100 East Pratt Street, Mail Code 5210, Baltimore, MD 21202) or properly submit another proxy bearing a later date. Even if you return your proxy before the Meeting, and if we are able to verify that you are a stockholder of record, you may still attend the Meeting, file a notice revoking the previously submitted proxy, and then vote again in person. The last proxy properly submitted by you before voting is closed at the Meeting will be counted. Only our stockholders as of the record date may attend the Meeting. "Street name" stockholders must bring a copy of their brokerage statement reflecting stock ownership as of the February 25, 2005, record date.

     You will be able to vote your proxy in three ways:

     1) by mail - complete the enclosed proxy card and return it in the envelope provided;

     2) by telephone - call 1-800-560-1965 and then follow the voice instructions. Please have the last four digits of your Social Security number and your proxy card available when you call; or

     3) by using the Internet - as prompted by the menu found at http://www.eproxy.com/trow/, follow the instructions to obtain your records and create an electronic ballot. Please have the last four digits of your Social Security number and your proxy card available when you access this voting site.

     Remember, no matter which voting method you use, you may revoke your proxy and resubmit a new one by attending the Meeting and voting in person. If you vote by telephone or access the Internet voting site, you may also revoke your proxy by re-voting using the same procedure no later than noon Central Time on Monday, April 25, 2005. Our counsel has advised us that these three voting methods are permitted under the corporate law of Maryland, the state in which we are incorporated.

     If you have selected a broker, bank, or other intermediary to hold your shares rather than having them directly registered with our transfer agent, Wells Fargo Bank, N.A., you still will receive a full Meeting package including a proxy card to vote your shares. As a beneficial owner of our stock, you will receive instructions from your broker, bank, or other intermediary on how you can indicate the votes you wish to cast with respect to your shares. Your brokerage firm also may permit you to vote your proxy by telephone or the Internet. If you have previously chosen to vote your proxy through the Internet, your Meeting materials may be accessed through that medium. Brokerage firms have the authority under New York Stock Exchange rules to vote their clients' unvoted shares on certain routine matters. If you do not vote your proxy, your brokerage firm may choose to vote for you or leave your shares unvoted. Please be aware that beneficial owners of shares held by banks, brokers, or other intermediaries may not vote their shares in person at the Meeting unless they first obtain a written authorization to do so from their broker, bank, or other intermediary and can only change or revoke previously issued voting instructions pursuant to instructions provided by their bank or broker. Since the ownership of shares held in brokerage accounts cannot be verified at the Meeting, please allow sufficient time for revised voting instructions to reach your intermediary and for your proxy to be re-voted before the Meeting. We urge you to respond to your broker, bank, or other intermediary.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     As of our 2004 Annual Meeting of Stockholders, there were 11 directors on our Board of Directors. In September 2004, the Board increased its size to 12 members pursuant to authority under our By-Laws and elected J. Alfred Broaddus, Jr., to fill the new Board seat until the Meeting. Due to the retirement of Mr. Garrett, effective at the time of the Meeting, the number of Directors who serve on our Board will be reduced to 11. All of the nominees listed in the table that follows have been renominated, pursuant to the recommendation of the Nominating and Corporate Governance Committee and approval of the Board of Directors, to serve on the Board until the next Annual Meeting of Directors or until their respective successors are elected and qualify.

     As just noted, Mr. D. William J. Garrett, who has served on our Board since 2001, will retire as of the date of the Meeting. Mr. Garrett has been associated with us for many years -- first from 1981-2000 as a Robert Fleming representative on the Board of Directors of Rowe Price-Fleming International, our former venture with the Robert Fleming organization, and then as a director of Price Group. We have been the fortunate beneficiaries of Mr. Garrett's international business expertise and value his contributions to our success. We wish him well.

     All properly executed proxies received in time to be tabulated for the Meeting will be voted FOR the election of the nominees named in the following table, unless otherwise specifically instructed. If any nominee becomes unable or unwilling to serve between now and the Meeting, proxies will be voted FOR the election of a replacement recommended by the Nominating and Corporate Governance Committee and approved by the Board of Directors.

The Nominees

     The following are brief biographical sketches of the 11 nominees. Unless otherwise noted, all have been officers of the organizations named below as their principal occupations or of affiliated organizations for more than five years. Nominees who are employees of Price Group also may serve as directors or officers of Price Associates or T. Rowe Price International, Inc., each of which is an investment adviser to certain of the Price funds. Information regarding committee membership(s), the number of shares of Price Group's common stock beneficially owned by each nominee as of the record date, and the percent of individual beneficial ownership if 1% or greater also is included. Unless otherwise indicated in the footnotes that follow, the nominees have sole voting and disposition powers over the shares beneficially owned by them.

     The Board of Directors has considered the independence of members who are not employed by Price Group and has concluded that Messrs. Brady, Broaddus, Hebb, and Taylor, Dr. Sommer, and Mrs. Whittemore qualify as independent directors within the meaning of the applicable rules of the National Association of Securities Dealers, Inc. To our knowledge, there are no family relationships among our directors or executive officers.

     The Board of Directors recommends that you vote FOR all of the following nominees:

Edward C. Bernard, age 49, has been a director of Price Group since 1999, a vice president since 1989, and an employee since 1988.
                                                               665,261 shares(1)

James T. Brady, age 64, has been an independent director of Price Group since 2003, and is the chairman of the Audit Committee and a member of the Executive Compensation Committee. He has been the managing director - Mid Atlantic, Ballantrae International, Ltd., a management consulting firm, since 1999. Mr. Brady is a director of Aether Systems, Inc., an owner and manager of mortgage securities and government agency investments; Constellation Energy Group, a diversified energy company; and McCormick & Company, Inc., a manufacturer, marketer, and distributor of spices and seasonings.
                                                                10,000 shares(2)

J. Alfred Broaddus, Jr., age 65, has been an independent director of Price Group since 2004, and is a member of the Executive Compensation Committee. He is the immediate past president of the Federal Reserve Bank of Richmond from which he retired in August 2004. Mr. Broaddus also is a director of Albemarle Corporation, a manufacturer of specialty chemicals; Markel Corporation, a specialty insurer; and Owens & Minor, Inc., a distributor of medical and surgical supplies.
                                                                       0 shares

Donald B. Hebb, Jr., age 62, has been an independent director of Price Group since 1999, is the chairman of the Executive Compensation Committee, and serves on the Nominating and Corporate Governance Committee. Mr. Hebb has been the managing general partner of ABS Capital Partners, a private equity firm, since 1993. He serves as a director of SBA Communications Corporation, an owner and operator of wireless communications infrastructure in the United States.
                                                                27,500 shares(3)

James A.C. Kennedy, age 51, has been a director of Price Group since 1996, the director of the Equity Division of Price Associates since 1997, a vice president since 1981, and an employee since 1978. He is a director or trustee of 23 of the Price funds.
                                                     1,816,379 shares (1.39%)(4)

James S. Riepe, age 61, has been a director of Price Group since 1981, a vice chairman since 1997, and the director of the Investment Services Division, a vice president, and an employee since 1981. He is chairman of all of the 57 Price funds on which he serves as a director or trustee. Mr. Riepe is a member of the Executive Committee. He also serves on the board of directors of The Nasdaq Stock Market, Inc.
                                                     2,429,047 shares (1.86%)(5)
                                                           (see notes on page 4)

George A. Roche, age 63, has been a director of Price Group since 1980, the chairman and president since 1997, the chief financial officer from 1984 to 1997 and interim chief financial officer from 2000-2001 and 2003-2004, a vice president from 1973 to 1997, and an employee since 1968. He is the chairman of the Executive Committee.
                                                     2,811,584 shares (2.16%)(6)

Brian C. Rogers, age 49, has been a director of Price Group since 1997, the chief investment officer since 2004, a vice president since 1985, and an employee since 1982. He is a member of the Executive Committee and is the president of three Price funds.
                                                     1,470,667 shares (1.12%)(7)

Dr. Alfred Sommer, age 62, has been an independent director of Price Group since 2003 and serves on the Executive Compensation Committee. He is the dean of The Johns Hopkins University Bloomberg School of Public Health and a professor of Epidemiology, Ophthalmology, and International Health at the school. Dr. Sommer also is a director of Becton Dickinson and Company, a medical technology company.
                                                                10,000 shares(8)

Dwight S. Taylor, age 60, has been an independent director of Price Group since 2004, and serves on both the Audit Committee and Executive Compensation Committee. He is the President of Corporate Development Services, LLC, a commercial real estate developer which is a subsidiary of Corporate Office Properties Trust. Mr. Taylor also is a director of MICROS Systems, Inc., a provider of information technology for the hospitality and retail industry.
                                                                10,300 shares(9)

Anne Marie Whittemore, age 58, has been an independent director of Price Group since 1995, is the chairman of the Nominating and Corporate Governance Committee, and serves on the Executive and Executive Compensation Committees. She is a partner in the law firm of McGuireWoods LLP, and is a director of Albemarle Corporation, a manufacturer of specialty chemicals, and Owens & Minor, Inc., a distributor of medical and surgical supplies.
                                                               33,800 shares(10)

          Beneficial ownership of common stock
          by all directors and executive officers
          as a group (20 persons)                             12,981,365 shares
                                                                     (9.94%)(11)
--------------------------------------------------------------------------------
     (1) Includes 431,704 shares that may be acquired by Mr. Bernard within 60 days upon the exercise of stock options. Also includes 24,000 shares owned by a member of Mr. Bernard's family. Mr. Bernard disclaims beneficial ownership of the shares identified in the preceding sentence.

     (2) Includes 10,000 shares that may be acquired by Mr. Brady within 60 days upon the exercise of stock options.

     (3) Includes 24,000 shares that may be acquired by Mr. Hebb within 60 days upon the exercise of stock options.

     (4) Includes 458,683 shares that may be acquired by Mr. Kennedy within 60 days upon the exercise of stock options.

     (5) Includes 400,375 shares that may be acquired by Mr. Riepe within 60 days upon the exercise of stock options. Also includes 125,000 shares held in a charitable foundation for which Mr. Riepe has voting and disposition power, 269,000 shares held by, or in trusts for, members of Mr. Riepe's family, and 500 shares held on behalf of an estate of a deceased family member for which Mr. Riepe serves as the co-executor and has joint voting and disposition power. Mr. Riepe disclaims beneficial ownership of the shares held by or in trusts for family members, and the shares held in the estate.

     (6) Includes 136,500 shares that may be acquired by Mr. Roche within 60 days upon the exercise of stock options. Also includes 800,000 shares held by, or in trusts for, members of Mr. Roche's family. Mr. Roche disclaims beneficial ownership of the shares identified in the preceding sentence.

     (7) Includes 608,006 shares that may be acquired by Mr. Rogers within 60 days upon the exercise of stock options.

     (8) Includes 10,000 shares that may be acquired by Dr. Sommer within 60 days upon the exercise of stock options.

     (9) Includes 10,000 shares that may be acquired by Mr. Taylor within 60 days upon the exercise of stock options.

     (10) Includes 30,439 shares that may be acquired by Mrs. Whittemore within 60 days upon the exercise of stock options.

     (11) Includes shares beneficially owned by Mr. Garrett, who will retire from our Board on the day of the Meeting. As of February 25, 2005, Mr. Garrett owned 18,000 shares of our common stock, all of which are shares that may be acquired within 60 days upon the exercise of stock options. Also includes 3,542,544 shares that may be acquired by all directors and executive officers as a group within 60 days upon the exercise of stock options.

The Board of Directors and Committees

     During 2004, there were six meetings of the Board of Directors. Each director attended at least 75% of the combined total number of meetings of the Board and Board committees of which he or she was a member. The Board of Directors of Price Group has an Audit Committee, an Executive Committee, an Executive Compensation Committee, and a Nominating and Corporate Governance Committee. All Board committees, with the exception of the Executive Committee, are comprised solely of independent directors. Price Group has no specific policy with respect to director attendance at its annual meetings; however, all nominees for director submitted to the stockholders for approval at last year's April 8 annual meeting attended that meeting.

     All three current members of the Audit Committee, which met eight times during 2004, are independent directors. The Board of Directors has determined that each of Mr. Brady, Mr. Garrett, and Mr. Taylor meet the independence and financial literacy criteria of the National Association of Securities Dealers, Inc. The Board also has concluded that Mr. Brady, who is the chairman of the audit committee of each of the three other public companies on which he serves as a director and was a managing partner of Arthur Andersen LLP from 1978 to 1995, meets the criteria for an "audit committee financial expert" as established by the Securities and Exchange Commission. The Board of Directors has adopted a written charter for the Audit Committee which was included as Exhibit A to the proxy statement for our 2004 annual meeting. The report of the Audit Committee describes the scope of authority of the committee and may be found on page 6.

     The Executive Committee functions between meetings of the Board of Directors. It possesses the authority to exercise all the powers of the Board except as limited by Maryland law. If the committee acts on matters requiring formal Board action, those acts are reported to the Board of Directors at its next meeting for ratification. The Executive Committee acted on three such matters during 2004.

     As will be further described in the Report of the Executive Compensation Committee beginning on page 11, this committee establishes the compensation of our executive officers and generally reviews benefits and compensation for other officers and key employees. It also administers our stock incentive and stock purchase plans and the Annual Incentive Compensation Pool. The committee met five times during 2004.

     The Nominating and Corporate Governance Committee has the responsibility and authority to supervise and review the affairs of Price Group as they relate to the nomination of directors and corporate governance matters, and advise the entire Board of Directors accordingly. Nominations for director submitted to the committee by stockholders are evaluated according to our needs and the nominee's knowledge, experience, and background. The committee, comprised of two independent directors, met on three occasions in 2004. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which was included as Exhibit D to the proxy statement for our 2004 annual meeting. A report on the Committee's responsibilities and activities may be found on page 14.

     We plan to make the written charters of the Audit Committee, the Executive Compensation Committee, and the Nominating and Corporate Governance Committee, as well as our Corporate Governance Guidelines and other corporate governance materials, available at www.troweprice.com.

Compensation Committee Interlocks and Insider Participation

     During 2004, Messrs. Brady, Broaddus, Garrett, Hebb, and Taylor, Dr. Sommer, and Mrs. Whittemore served on our Executive Compensation Committee. None of these directors has ever been an officer or employee of Price Group or its subsidiaries.

     None of our executive officers served as a director of another corporation that had an executive officer serving on our Board of Directors.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees Price Group's financial reporting process on behalf of the Board of Directors. Our committee held eight meetings during 2004. Management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting. The independent accountant is responsible for expressing an opinion on the conformity of Price Group's audited financial statements with generally accepted accounting principles and an opinion on the effectiveness of Price Group's internal control over financial reporting and management's assessment thereof. We appointed KPMG LLP as Price Group's independent accountant for 2004 after reviewing that firm's performance and independence from management. We expect to reappoint KPMG LLP as Price Group's independent accountant for fiscal year 2005 at our meeting scheduled in April 2005.

     In fulfilling our oversight responsibilities, we reviewed with management the audited financial statements prior to their issuance and publication in the 2004 Annual Report to Stockholders. We reviewed with Price Group's independent accountant its judgments as to the quality, not just the acceptability, of Price Group's accounting principles and discussed with its representatives other matters required to be discussed under generally accepted auditing standards, including matters required to be discussed in accordance with the Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accountants. We also discussed with the independent accountant its independence from management and Price Group, and received its written disclosures pursuant to Independence Standards Board Standard No. 1. We further considered whether the non-audit services described elsewhere in this proxy statement provided by the independent accountant are compatible with maintaining the accountant's independence.

     We also discussed with management their evaluation of the effectiveness of Price Group's internal control over financial reporting as of December 31, 2004. We discussed with the independent accountant its evaluation of the effectiveness of Price Group's internal control over financial reporting and of management's own assessment thereof.

     We further discussed with Price Group's internal auditors and independent accountant the overall scope and plans for their respective audits. We met with the internal auditors and independent accountant, with and without management present, to discuss the results of their examinations and their evaluations of Price Group's internal controls.

     In reliance upon the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

                                               James T. Brady, Chairman
                                               D. William J. Garrett
                                               Dwight S. Taylor

                      AUDIT COMMITTEE PRE-APPROVAL POLICIES

     The Audit Committee has adopted policies and procedures which set forth the manner in which the committee will review and approve all audit and non-audit services to be provided by KPMG LLP before that firm is retained for such services. The pre-approval policies and procedures are as follows:

     o Any audit or non-audit service to be provided to Price Group by the independent accountant must be submitted to the Audit Committee for review and approval. The proposed services are submitted on the Audit Committee's "Independent Accountant Audit and Non-Audit Services Request Form" with a description of the services to be performed, fees to be charged, and affirmation that the services are not prohibited under Section 201 of the Sarbanes-Oxley Act of 2002. The form must be approved by Price Group's chief executive officer, chief financial officer, or director of Internal Audit prior to submission to the Audit Committee.

     o The Audit Committee in its sole discretion then approves or disapproves the proposed services and documents such approval, if given, by signing the approval form. Pre-approval actions taken during Audit Committee meetings are recorded in the minutes of the meetings.

     o Any audit or non-audit service to be provided to Price Group which is proposed between meetings of the Audit Committee will be submitted to the Audit Committee chairman on a properly completed "Independent Accountant Audit and Non-Audit Services Request Form" for the chairman's review and pre-approval and will be included as an agenda item at the next scheduled Audit Committee meeting.

            DISCLOSURE OF FEES CHARGED BY THE INDEPENDENT ACCOUNTANT

     The following table summarizes the fees charged by KPMG LLP for certain services rendered to Price Group and its subsidiaries during 2003 and 2004. All of the services described below were approved by the Audit Committee pursuant to the pre-approval procedures described above.

                                                   Amount Billed and Paid
                                           -------------------------------------
Type of Fee                                Fiscal Year 2003     Fiscal Year 2004
--------------------------------------------------------------------------------
Audit(1)                                   $       213,000      $       737,000
Audit Related(2)                                   115,000               51,300
Tax(3)                                             255,000              324,180
All Other(4)                                         2,490               94,462
--------------------------------------------------------------------------------
                                           $       585,490      $     1,206,942

     (1) Audit Fees - aggregate fees charged by KPMG LLP in 2003 and 2004 for annual audits and quarterly reviews. In 2004, these fees included the report of the independent registered accounting firm on internal control over financial reporting as of December 31, 2004.

     (2) Audit-Related Fees - aggregate fees charged by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit and are not reported as Audit Fees. These services included audits of several affiliated entities such as corporate retirement plans and accounting consultations regarding new accounting requirements. In 2004, these fees also included the issuance of the accountant's consent on various Forms S-8 filed by Price Group related to our stock-based compensation plans.

     (3) Tax Fees - aggregate fees charged by KPMG LLP for professional services for tax compliance, tax preparation, tax consulting, and tax planning with respect to our U.S. and foreign operations in 2003. In 2004, only aggregate fees for tax compliance and tax preparation are included.

     (4) All Other Fees - aggregate fees charged by KPMG LLP for products and services other than those services previously reported. In 2003 the services included participation at a KPMG LLP executive education program. In 2004, the fees relate to tax consulting and planning.


                                   PROPOSAL 2
               RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE
           COMPANY'S INDEPENDENT ACCOUNTANT FOR THE 2005 FISCAL YEAR

     The Audit Committee expects to appoint the accounting firm of KPMG LLP as Price Group's independent accountant for fiscal year 2005 at its meeting scheduled in April 2005, and the Board of Directors intends to ratify and affirm that reappointment subject to ratification by our stockholders. KPMG LLP was first appointed to serve as our independent accountant on September 6, 2001.

     Representatives of KPMG are expected to be present at the Meeting and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

Recommendation of the Board of Directors; Vote Required

     We recommend that you vote FOR Proposal 2, the ratification of KPMG LLP as our independent accountant for fiscal year 2005. Proxies solicited by the Board of Directors will be voted FOR Proposal 2 unless otherwise specified. In order to be adopted at the Meeting, Proposal 2 must be approved by the affirmative vote of a majority of the votes cast at the Meeting. Abstentions and broker non-votes will not be considered to be votes cast and will have no effect on the outcome of the vote.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table. The following table summarizes the compensation of certain of our executive officers who received the highest compensation during 2004.

                           Summary Compensation Table

                                                          Long-Term    All Other
                                            Annual     Compensation Compensation
                                      Compensation           Awards          (2)
--------------------------------------------------------------------------------
                                                         Securities
Name and                                                 Underlying
Principal Position        Year      Salary    Bonus(1)   Options (#)
                          ----      ------    -------     ---------
George A. Roche           2004   $ 300,000   $2,500,000       0(3)   $  32,350
Chairman and              2003     300,000   2,000,000      10,306      27,585
President                 2002     300,000   1,600,000           0      26,480

James S. Riepe            2004     300,000   2,500,000      17,751(3)   27,955
Vice Chairman             2003     300,000   2,000,000      40,007      26,085
                          2002     300,000   1,600,000       8,674      24,980

Brian C. Rogers           2004     300,000   2,800,000     108,593(3)   32,080
Vice President and        2003     300,000   2,100,000     103,052      30,585
Chief Investment
Officer                   2002     300,000   1,800,000      80,000      28,730

James A.C. Kennedy        2004     300,000   2,400,000      61,018(3)   32,830
Vice President and        2003     300,000   1,900,000      62,061      30,960
Director, Equity
Division                  2002     300,000   1,500,000      50,000      29,855

Edward C. Bernard         2004     300,000   1,800,000      80,472(3)   35,725
Vice President            2003     300,000   1,400,000      78,487      30,960
                          2002     300,000   1,100,000      80,000      29,855

     (1) Bonuses for 2004 were paid to each of the named executive officers under the Annual Incentive Compensation Pool approved by stockholders at the 2003 annual meeting. Bonuses for 2003 and 2002 were paid under the Executive Incentive Compensation Plan which terminated on December 31, 2003, except for Mr. Rogers' 2002 bonus which was paid under our discretionary bonus pool for executives who did not participate in the Executive Incentive Compensation Plan. Bonuses may vary significantly from year to year and among eligible employees. See "Report of the Executive Compensation Committee."

     (2) The following types of compensation are included in "all other compensation":

          a. Contributions made under the T. Rowe Price U.S. Retirement Program. This plan provides retirement benefits based on the investment performance of each plan participant's account. Each of Messrs. Kennedy, Riepe, and Rogers received a contribution of $27,955 in 2004. Messrs. Bernard and Roche each received a contribution of $30,850 for the same period.

          b. Directors' fees paid by a wholly owned subsidiary of Price Group. Mr. Roche was paid $1,500 in directors' fees in 2004.

          c. Matching contributions paid under our Employee Stock Purchase Plan. Matching contributions were paid to the following named officers in 2004: Mr. Bernard - $4,875; Mr. Kennedy -$4,875; and Mr. Rogers - $4,125.

     (3) See the following table entitled "Option Grants in 2004" for detail on the character of option grants not made through the annual employee stock option program.


Option Grants Table. The following table shows the number of stock options granted in 2004 to the executive officers named in the Summary Compensation Table and other information regarding their grants. Stock options under our annual award program are granted at 100% of fair market value on the date of grant and generally become exercisable in five equal increments on the first through fifth anniversaries of the grant date. Replenishment grants allow an option holder to receive additional options if a non-qualified stock option is exercised by relinquishing shares already owned in payment of the exercise price. The replenishment options are granted at fair market value on the date of exercise of the option giving rise to the replenishment grant and may themselves be exercised until the expiration date of the related option. The replenishment options, which are equal in number to the shares relinquished, are exercisable immediately. There is a provision in all existing option agreements under our 2001 and 2004 Stock Incentive Plans that may accelerate the vesting of currently outstanding but unexercisable options so that all options will become exercisable for the one-year period following a change in control of Price Group. The Executive Compensation Committee may modify or rescind this provision, or make other provisions for accelerating the ability to exercise options.

                              Option Grants in 2004

                        Individual Grants
        --------------------------------------------------
                                                                       Potential
                                                                Realizable Value
         Number of  Percent of                                 at Assumed Annual
        Securities  Total Options                           Rates of Stock Price
        Underlying  Granted to    Exercise                      Appreciation for
           Options  Employees in    Price      Expiration         Option Term(2)
Name       Granted  Fiscal Year   (Per Share)     Date          5%         10%
--------------------------------------------------------------------------------
George
A. Roche        0        0.00%        N/A         N/A            N/A        N/A

James S.
Riepe      17,751(1)      .42%       $55.19    11/1/2005     $100,417   $205,732

Brian C.
Rogers      18,352(1)     .44%        49.04    11/18/2006      92,248    188,996
            16,891(1)     .40%        53.28    11/18/2006     141,855    297,884
            13,350(1)     .32%        60.67    11/18/2006      83,019    170,088
            60,000       1.43%        61.55    12/20/2014   2,322,508  5,885,691
James A.C.
Kennedy      1,948(1)     .05%        49.61    11/01/2005       4,832      9,664
             9,070(1)     .22%        49.61    11/18/2006      46,121     94,492
            50,000       1.19%        61.55    12/20/2014   1,935,423  4,904,742
Edward C.
Bernard     20,472(1)     .49%        53.28    11/18/2006     171,929    361,038
            60,000       1.43%        61.55    12/20/2014   2,322,508  5,885,691

     (1)  Replenishment grant.

     (2) We are required by the Securities and Exchange Commission to use a 5% and 10% assumed rate of appreciation over the terms of stock options granted in 2004. If the price of our common stock does not appreciate over the exercise price, the option holders will receive no benefit from the stock option grants. The appreciated stock prices used in these calculations do not represent Price Group's projections or estimates of the price of our common stock. Federal or state income tax consequences relating to stock option transactions have not been taken into account.

     Aggregated Option Exercises and Option Values Table. The following table shows 2004 stock option exercises and the value as of December 31, 2004, of unexercised options for those executive officers named in the Summary Compensation Table on page 8. In the case of exercised options, "value realized" is considered to be the difference between the exercise price and the market price on the date of exercise. In the case of unexercised options, value is considered to be the difference between the exercise price and market price at the end of 2004. An "In-the-Money" option is an option for which the exercise price of the underlying stock is less than $62.20, the closing market price of Price Group's common stock on December 31, 2004. The following values resulted from appreciation of the stock price since the options were granted.

                       Aggregated Option Exercises in 2004
                     and Option Values at December 31, 2004

                                                                   Value of
                                          Number of               Unexercised
                                       Securities Underlying     "In-the-Money"
                                      Unexercised Options at      Options at
                                       December 31, 2004       December 31, 2004
         Shares Acquired        Value    (Exercisable/           (Exercisable/
Name       Upon Exercise     Realized    Unexercisable)          Unexercisable)
--------------------------------------------------------------------------------

George A.
Roche         173,500(1)   $7,502,425    351,300/10,000(1)  $14,267,660/$232,000

James S.
Riepe          75,000       3,159,562    400,375/10,000       14,991,930/232,000

Brian C.
Rogers        174,239(2)    5,789,118   608,006/204,000     17,238,156/4,151,480

James A.C.
Kennedy        38,700       1,262,820   458,683/168,000     13,775,401/3,367,500

Edward C.
Bernard        76,629       2,533,024   431,704/208,000     12,098,179/4,244,280

     (1) Includes shares acquired or held through limited liability companies or trusts controlled by Mr. Roche.

     (2)  Includes 15,139 replenishment options.

Equity Compensation Plan Information. The following table sets forth information regarding outstanding options and shares reserved for future issuance under our equity compensation plans as of December 31, 2004. None of the plans have outstanding warrants or rights other than options. All plans have been approved by our stockholders.

                      Equity Compensation Plan Information

                                                            Number of Securities
                  Number of Securities                       Remaining Available
                    to be Issued Upon    Weighted Average    for Future Issuance
                     Exercise of Out-    Exercise Price of       Under Equity
Plan Category       Standing Options     Outstanding Options  Compensation Plans
--------------------------------------------------------------------------------
Equity
Compensation
Plans Approved
by Stockholders         24,130,402             $36.65              13,542,393(1)

     (1) Includes 11,862,393 shares that may be issued under our 2001 Stock Incentive Plan, 2004 Stock Incentive Plan, and 1998 Director Stock Option Plan, and 1,680,000 shares that may be issued under our 1986 Employee Stock Purchase Plan. No shares have been issued under the Employee Stock Purchase Plan since its inception; all plan shares have been purchased in the open market. The number of shares available for future issuance will increase under the terms of the 2004 Stock Incentive Plan as a result of all future common stock repurchases that we make from proceeds generated by stock option exercises that have occurred since the inception of the 2004 Plan.


Compensation of Directors. Directors who are also officers of Price Group do not receive separate directors' fees. Each non-employee director, with the exception of Mr. Broaddus, received a $50,000 retainer for his or her 2004 service on the Board of Directors. The chairman of the Audit Committee and members of the committee received additional fees of $10,000 and $5,000, respectively. After joining the Board of Directors on September 9, 2004, Mr. Broaddus received $25,000 for his service in 2004.

     Pursuant to the 1998 Director Stock Option Plan approved by stockholders on April 16, 1998, and amended by the Board of Directors on April 7, 2004, the following stock options were awarded to our independent directors who served on the Board of Directors in 2004:

     1) Each of Messrs. Brady, Garrett, and Hebb, Dr. Sommer, and Mrs. Whittemore received options to purchase 2,500 shares of Price Group's common stock at $51.28 per share, the fair market value of a share of stock on April 30, 2004, and 2,500 shares at $55.77 each, the fair market value of a share of stock on October 29, 2004.

     2) Mr. Taylor received options to purchase 10,000 shares of Price Group's common stock at $53.52 per share, the fair market value of a share of stock on April 8, 2004, the day he was elected to the Board of Directors.

     3) Mr. Broaddus received options to purchase 10,000 shares of Price Group's common stock at $49.63 per share, the fair market value of a share of stock on September 9, 2004, the day he was elected to the Board of Directors.

     4) Mrs. Whittemore also received replenishment options to purchase 439 shares of Price Group's common stock at $52.08 per share, the fair market value of a share of stock on March 26, 2004, the date of the replenishment grant.

     On December 16, 2004, the Board of Directors approved a revised schedule of compensation for non-employee directors. Effective January 1, 2005, their annual cash retainer fee was increased to $75,000 per year, and new $5,000 annual cash fees were implemented for the chairperson of our Executive Compensation Committee and our Nominating and Corporate Governance Committee. Each committee member also will receive $1,500 for each meeting attended. Non-employee directors will be entitled to an initial option grant of 8,000 shares upon election to the Board, and semiannual option grants of 2,000 shares for the duration of their service. All such options will be granted pursuant to our 1998 Director Stock Option Plan, will have an exercise price set at fair market value on the grant date, will vest in one full year after the grant date, and will have a 10-year term.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     The members of the Executive Compensation Committee are listed at the end of this report. The Board has determined that each of them is independent as defined by Nasdaq listing standards. In this report, the terms "we" and "our" refer to members of this committee. We held five meetings during 2004.

Committee Responsibilities

     The Executive Compensation Committee is responsible to the Board, and ultimately to Price Group stockholders, for:

     o determining the compensation of the chief executive officer and other executive officers;

     o overseeing the administration of Price Group's Annual Incentive Compensation Pool, stock incentive plans, and employee stock purchase plan; and

     o reviewing and approving general salary and compensation policies for the rest of Price Group's senior officers.

     The Management Compensation Committee, a committee comprised of Price Group senior officers, recommends compensation policies not included in these categories, including individual compensation decisions for non-executive officers.

Executive Compensation Principles

     The investment management, financial services, and securities industries in which Price Group operates demand experienced executives with extensive training and specific expertise. At the same time, many firms like Price Group are actively competing to attract and retain a small number of highly qualified executives who enjoy multiple career opportunities. Some of Price Group's competitors are privately owned and others have significantly larger market capitalizations, giving them in some cases an advantage in compensation alternatives. Price Group has developed a highly qualified, experienced, and complementary management group, and we believe that Price Group's continued success depends upon its ability to retain and motivate its executives and investment professionals. As a result, we believe that Price Group must offer competitive cash and equity compensation and other incentive programs. We continue to monitor the relative mix of cash, equity, and other compensation paid to our executive officers in light of the competitive environment for top talent.

     We recognize that any executive compensation program must be consistent with stockholder interests. Our overall goal is to design compensation packages that reward executives for both long-term growth and short-term performance. We discuss and set corporate objectives at the beginning of each year and monitor performance against them during the course of the year. We describe our incentive compensation policies in greater detail below.

     In connection with our compensation decisions in 2004, we compared the compensation packages of senior management at Price Group with relevant publicly available data for the investment management, securities, and other financial services industries. We retained an independent compensation consultant to assist us in this review and in comparing Price Group's compensation policies to those of similarly situated public companies.

Compensation of Price Group's Chief Executive Officer and Other Senior Executive Officers

     We did not increase the base salary of any of the executives listed on the Summary Compensation table on page 8 (Messrs. Roche, Riepe, Rogers, Kennedy, and Bernard) in 2004 or 2003. Our policy is to maintain base salaries for Price Group executives at substantially below 50% of their total cash compensation, and for their remaining cash compensation to be dependent in large measure on Price Group's performance.

     The base salary for the executives listed on the Summary Compensation Table was increased to $350,000 effective January 1, 2005.

Annual Incentive Compensation Pool

     At Price Group's 2003 annual meeting, stockholders approved the Annual Incentive Compensation Pool (the "Incentive Pool" or "pool"). The Incentive Pool is designed to provide performance-based cash bonuses to executive officers of Price Group and its affiliated companies. This committee has sole discretion over eligibility for participation in the pool. In early 2004 we designated Messrs. Roche, Riepe, Rogers, Kennedy, and Bernard as eligible pool participants, and set 20% as the maximum percentage share of the Incentive Pool which each such participant could be awarded.

     The Annual Incentive Compensation Pool provides for an Incentive Pool based on income before income taxes and minority interests as reflected in the Company's audited consolidated statement of income, adjusted in accordance with the terms applicable to the Incentive Pool to exclude: (1) certain extraordinary, unusual, or nonrecurring items; (2) charges relating to goodwill; and (3) the effect of changes in accounting policy. The Incentive Pool is comprised of: (1) for adjusted earnings up to $50 million, 6% of adjusted earnings; and (2) for adjusted earnings above $50 million, an additional 8% of adjusted earnings, establishing a maximum cumulative Incentive Pool of $3,000,000 plus 8% of adjusted earnings over $50 million. For 2004, we approved the payment of bonuses totaling $12 million out of the Incentive Pool, consisting of $2.8 million in the case of Mr. Rogers, $2.5 million in each of the cases of Messrs. Riepe and Roche, $2.4 million in the case of Mr. Kennedy, and $1.8 million in the case of Mr. Bernard. We expect that all payments pursuant to the Incentive Pool will be deductible under Section 162(m) of the Internal Revenue Code of 1986.

     We considered many qualitative and quantitative factors in determining the amount of incentive compensation awarded to Price Group's senior executives in 2004, including strong investment performance relative to comparable mutual funds and market indices, marketing effectiveness resulting in substantially increased fund cash flows, continued high quality customer service, international expansion, continuing significant improvement in Price Group's financial condition and operating performance, favorable compliance record, effective management of corporate assets, and corporate infrastructure development. We noted particularly that in 2004, Price Group enjoyed strong investment and marketing results and maintained high client service standards.

     We considered these factors and executive compensation levels in light of Price Group's historical compensation policies and publicly available data for the investment management, securities, and other financial services industries. In the cases of Messrs. Roche and Riepe, we considered their strong management performance over an extended time frame, as well as the substantially improved performance of the Company during 2004. In the case of Mr. Rogers, we considered his membership on the Management Committee, as well as his assumption of responsibility as the Chief Investment Officer of the Company and the strong relative investment performance of the Price funds. In setting the bonuses for Mr. Kennedy and Mr. Bernard, we considered their respective contributions as members of the Management Committee, Mr. Kennedy's senior executive responsibility with respect to our Equity Division, and Mr. Bernard's responsibility for our marketing and fund distribution programs.

     The incentive compensation awarded to each of the named executives was considerably less than the maximum amount permitted by the Incentive Pool. The awards were based upon our consideration of the various factors described above, as well as Price Group's historical compensation policies and financial industry compensation trends. We could determine in the future to award payment of a greater portion or all of the Incentive Pool in order to maintain a competitive compensation structure and thus retain key personnel.

     We also point out that many of Price Associates' investment professionals, including certain senior portfolio managers whom we did not designate as participants in the 2004 Incentive Pool and are compensated under other incentive compensation programs and arrangements, also were significant contributors to Price Group's success in 2004.

Equity Compensation Awards

     Consistent with recent practice, we made no grants in 2004 to Messrs. Roche and Riepe in order to focus more of the annual option grants on other officers and key employees who do not already have as significant an ownership interest in Price Group. We believe that our option program, particularly as it relates to other key employees, plays an important role in our ability to attract and retain our senior executives and key employees. In 2004 we awarded options to Mr. Kennedy to purchase 50,000 shares of common stock, and to Mr. Rogers and to Mr. Bernard to purchase 60,000 shares of common stock, all at an exercise price of $61.55 per share. These grants accounted in aggregate for approximately 4% of the total option awards in 2004, as we and senior management sought to continue to make additional stock options available to a significant number of other employees. The foregoing excludes replenishment options which automatically are granted under certain circumstances upon the exercise of outstanding options.

     We believe that the 2004 compensation levels disclosed in this proxy statement are reasonable and appropriate in light of the objectives of our compensation system, Price Group's performance, and the other factors described above.

                                                  Donald B. Hebb, Jr., Chairman
                                                  James T. Brady
                                                  J. Alfred Broaddus, Jr.
                                                  D. William J. Garrett
                                                  Dr. Alfred Sommer
                                                  Dwight S. Taylor
                                                  Anne Marie Whittemore


                          REPORT OF THE NOMINATING AND
                         CORPORATE GOVERNANCE COMMITTEE

     The members of the Nominating and Corporate Governance Committee are Anne Marie Whittemore and Donald B. Hebb, Jr. The Board has determined that each of them is independent as defined by Nasdaq. In this report, the term "we" refers to members of this committee. Our committee held three meetings in 2004.

Overview

     The fundamental purpose and goal of the Nominating and Corporate Governance Committee is to assure the effectiveness of Price Group's Board of Directors. Our primary responsibilities include:

     o    monitoring the composition of the Board and its Committees;

     o recommending to the Board the characteristics required of Board members;

     o    identifying and evaluating director candidates;

     o supervising procedures for the receipt and consideration of director nominations;

     o    recommending compensation for independent directors;

     o administering procedures for the receipt of stockholder communications to the Board;

     o reviewing, and monitoring compliance with, Price Group's Corporate Governance Guidelines;

     o designing and managing annual evaluations of the Board and its Committees; and

     o implementing and monitoring compliance with corporate governance initiatives.

2004 Highlights

Additional Independent Director

     During 2004 the Board, pursuant to Price Group's By-Laws, created an additional Board seat in order to facilitate the appointment of an additional independent director. After a comprehensive search, we recommended and the Board approved the appointment of J. Alfred Broaddus, Jr., former president of the Federal Reserve Bank of Richmond, to fill the new Board seat and to serve on the Executive Compensation Committee. We are delighted to have Mr. Broaddus as a member of Price Group's Board. We will continue to identify independent director candidates.

Board and Committee Evaluations

     A major initiative during 2004 was the implementation of the Board evaluation program. Thanks to the enthusiastic and conscientious participation of all Board members, the initial evaluation process provided constructive and insightful feedback. We are pleased to report that overall the evaluations were positive and reflected a commitment to sound corporate governance by all Board members. We expect to conduct Board and Committee evaluations at least once each year.

Corporate Governance Guidelines

     During 2004 we presented to the Board a set of Corporate Governance Guidelines which relate to Board and Committee composition, procedures, and governance. The Board adopted the Corporate Governance Guidelines on December 16, 2004. This committee is responsible for reviewing the Corporate Governance Guidelines on an annual basis and for recommending improvements to the Board as appropriate. Among other initiatives, the Corporate Governance Guidelines:

     o Create the position of Lead Director, to be appointed annually by the independent directors to lead executive sessions of independent Board members and facilitate communication between independent directors and management. The Lead Director will be elected by the independent directors following the annual meeting.

     o Require that the independent directors meet at least twice each year in executive session, without management being present.

     o Set the Board's expectations regarding attendance at and preparation for Board and stockholder meetings.

     We plan to make the written charters of the Audit Committee, the Executive Compensation Committee, and the Nominating and Corporate Governance Committee, as well as our Corporate Governance Guidelines and other corporate governance materials, available at www.troweprice.com.

Director Qualifications and the Nominations Process

     This committee supervises the nomination process for directors. We consider the performance, independence, experience, and other characteristics of our incumbent directors, including their willingness to serve for an additional term, in considering their re-nomination each year. In the event that a vacancy exists, we identify, interview and examine, and make recommendations to the Board regarding, appropriate candidates.

     We identify potential candidates principally through suggestions from directors and senior management of Price Group. The chief executive officer of Price Group and Board members may seek candidates through informal discussions with third parties. The only nominee for election to Price Group's Board this year who has not previously served as a Price Group director is Mr. Broaddus. Mr. Broaddus was initially brought to the attention of the committee by an independent director.

     In evaluating potential candidates, we consider independence from management, experience, expertise, commitment, diversity, age, number of other public board seats held, potential conflicts of interest, and other factors, and take into account the composition of the Board at the time of the assessment. All candidates for nomination must:

     o    demonstrate unimpeachable character and integrity;

     o    have sufficient time to carry out their duties;

     o have experience at senior levels in areas of expertise helpful to Price Group and consistent with the objective of having a diverse and well-rounded Board; and

     o have the willingness and commitment to assume the responsibilities required of a Price Group director.

     In addition, candidates expected to serve on the Audit Committee must meet the financial literacy qualifications imposed by Nasdaq and by the Securities and Exchange Commission and other applicable law, and candidates expected to serve on the Executive Compensation Committee may be required to meet additional independence tests. Our evaluations of potential directors include, among other things, an assessment of a candidate's background and credentials, personal interviews, and discussions with appropriate references. Once we have selected appropriate candidates, we present them to the full Board for election if a vacancy occurs during the course of the year or for nomination if the director is to be first elected by stockholders. All directors serve for one-year terms, and must stand for re-election annually.

Policy for the Consideration of Director Candidates Recommended by Stockholders

     Section 1.11 of Price Group's Amended and Restated By-Laws sets out the procedures a stockholder must follow in order to nominate a candidate for Board membership. Candidates properly nominated in accordance with such procedures will be evaluated in the same manner as candidates from other sources. For these requirements, please refer to the Amended and Restated By-Laws, which were filed with the Securities and Exchange Commission on March 6, 2003, as Exhibit 3(ii) to Price Group's Annual Report on Form 10-K.

      To be eligible to nominate a Board candidate, you must be a Price Group stockholder at the time you submit your nomination and on the record date for the appropriate stockholder meeting. Your notice of nomination must be received by Price Group's Secretary at the principal executive offices not less than 90 days, but not more than 120 days, prior to the first anniversary of the preceding year's annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year's annual meeting, your notice must be delivered not earlier than 90 days before the meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following public announcement of the date of such annual meeting. In the case of a special meeting of stockholders called for the purpose of electing directors, the Secretary must receive your nomination notice not later than the close of business on the tenth day following the day Price Group gives notice of the date of such special meeting.

     Your notice must be in writing and must include specific information about you and about the nominee:

Regarding each person you wish to nominate for election as a director:

     o    name, age, and address;

     o    principal occupation or employment;

     o the class and number of Price Group shares which are beneficially owned by such person; and

     o any other information relating to such person which is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Regarding the stockholder giving the notice:

     o your name and address as they appear on Price Group's books and, if different, the name and address of the beneficial owner on whose behalf the nomination is made;

     o the class and number of Price Group shares which you own beneficially or of record;

     o a description of all arrangements or understandings between you and each proposed nominee and any other person or persons (including their names) pursuant to which nomination(s) are to be made by you;

     o a representation that you intend to appear in person or by proxy at the meeting to nominate the persons named in your notice; and

     o any other information relating to you which is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      The notice must be accompanied by a written consent of the proposed nominee(s) to be named as a nominee and to serve as a director if elected.

Code of Ethics

     The Board has adopted a Code of Ethics for its Principal Executive and Senior Financial Officers. This Code supplements Price Group's Code of Ethics and Conduct applicable to all employees and directors and is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters. A copy of the Code of Ethics for Principal Executive and Senior Financial Officers is filed as an exhibit to Price Group's Annual Report on Form 10-K.

                                           Anne Marie Whittemore, Chairman
                                           Donald B. Hebb, Jr.

                             STOCK PERFORMANCE CHART

     We are required by the Securities and Exchange Commission to provide you with a five-year comparison of the cumulative total return on our common stock as of December 31, 2004, with that of a broad equity market index and either a published industry index or a peer group index selected by us. We have chosen to use broad market and published industry indices which included our stock in 2004.

     The following chart compares the yearly change in the cumulative return on our common stock with the cumulative total return on the CRSP Total Return Index for NASDAQ Financial Stocks and the S&P 500 Index. The comparison assumes that $100 was invested in Price Group's common stock and in each of the named indices on December 31, 1999, and that all dividends were reinvested.

     Since we do not make or endorse any predictions as to future stock performance, the values in the following columns do not represent our projections or estimates of either the annual or cumulative return on our common stock or any of the indices represented.

[GRAPHIC OMITTED]


                   1999       2000       2001       2002       2003       2004
T. Rowe Price
Group, Inc.    $    100   $    116   $     97   $     78   $    138   $    184
CRSP Total
Return Index
for NASDAQ
Financial
Stocks(1)           100        108        119        122        165        193
S&P 500 Index(2)    100         91         80         63         81         89

     (1) The CRSP Total Return Index for NASDAQ Financial Stocks is an index comprised of all financial company American Depository Receipts, domestic common shares, and foreign common shares traded on the NASDAQ National Market(R) and the NASDAQ SmallCap Market(SM), and represents SIC Codes 60 through 67. We have not verified these values independently. Price Group's common stock is included in this index. Price Group's Secretary will provide the names of companies included in this index upon receipt of a stockholder's written request. (Source: CRSP, Center for Research in Security Prices. Graduate School of Business, The University of Chicago [2004]. Used with permission. All rights reserved. www.crsp.uchicago.edu)

     (2) Total return performance for the S&P 500 Index also has been provided by CRSP. This index has consistently been presented in prior years as a broad market index. Price Group's common stock has been included in this index since October 13, 1999.

                 CERTAIN OWNERSHIP OF PRICE GROUP'S COMMON STOCK

     We have no knowledge at this time of any individual or entity owning, beneficially or otherwise, 5% or more of our outstanding common stock.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     We believe that in 2004, our directors and officers timely complied with the requirements of Section 16(a) of the Securities Exchange Act to report ownership and transactions which change ownership.

                STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

     Qualified stockholders who wish to have proposals presented at the 2006 annual meeting of stockholders must deliver them to Price Group by November 16, 2005, in order to be considered for inclusion in next year's proxy statement and proxy pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

      Any stockholder proposal or director nomination for our 2006 annual meeting that is submitted outside the processes of Rule 14a-8 will be considered "untimely" if we receive it before December 27, 2005, or after January 26, 2006. Such proposals and nominations must be made in accordance with the Amended and Restated By-Laws of Price Group. An untimely proposal may be excluded from consideration at our 2006 annual meeting. All proposals and nominations must be delivered to Price Group's Secretary at 100 E. Pratt Street, Mail Code 5210, Baltimore, MD 21202.

            STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

      The following procedures have been established by the Nominating and Corporate Governance Committee in order to facilitate communications between our stockholders and our Board of Directors:

     1) Stockholders may send correspondence, which should indicate that the sender is a stockholder, to our Board of Directors or to any individual director by mail to T. Rowe Price Group, Inc., c/o Chief Legal Officer, P.O. Box 17134, Baltimore, MD 21297-1134, or by e-mail to stockholdercommunications@troweprice.com.

     2) Our Chief Legal Officer will be responsible for the first review and logging of this correspondence. The officer will forward the communication to the director or directors to whom it is addressed unless it is a type of correspondence which the Nominating and Corporate Governance Committee has identified as correspondence which may be retained in our files and not sent to directors.

          The Nominating and Corporate Governance Committee has authorized the Chief Legal Officer to retain and not send to directors communications that: (a) are advertising or promotional in nature (offering goods or services), (b) solely relate to complaints by clients with respect to ordinary course of business customer service and satisfaction issues, or (c) clearly are unrelated to our business, industry, management, or Board or committee matters. These types of communications will be logged and filed but not circulated to directors. Except as set forth in the preceding sentence, the Chief Legal Officer will not screen communications sent to directors.

     3) The log of stockholder correspondence will be available to members of the Nominating and Corporate Governance Committee for inspection. At least once each year, the Chief Legal Officer will provide to the Nominating and Corporate Governance Committee a summary of the communications received from stockholders, including the communications not sent to directors in accordance with screening procedures approved by the Nominating and Corporate Governance Committee.

                                  OTHER MATTERS

     We know of no other matters to be presented to you at the Meeting. As stated in an earlier section, if other matters are considered at the Meeting, the proxies will vote on these matters in accordance with their judgment of the best interests of Price Group.

                            T. ROWE PRICE GROUP, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                             Tuesday, April 26, 2005
                                   10:00 a.m.

                       BALTIMORE MARRIOTT WATERFRONT HOTEL
                              700 Aliceanna Street
                            Baltimore, Maryland 21202

                DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS

The Baltimore Marriott Waterfront Hotel at 700 Aliceanna Street is located southwest of the intersection of President and Fleet Streets on the eastern side of Baltimore's Inner Harbor.

From the south: Take I-95 north to I-395 (downtown) directly into Baltimore City. Turn right (east) onto Pratt Street, right (south) onto President Street (stay in the right hand lane after passing Eastern Avenue), continue straight towards the Katyn Memorial, and then right (west) after entering the traffic circle onto Aliceanna Street. You may park in the parking garage adjacent to the hotel or on the metered lot opposite the hotel.

From the north: Take I-83 (Jones Falls Expressway) south until it turns into President Street (at Fayette Street). Continue south on President Street (stay in the right hand lane after passing Eastern Avenue), and proceed straight towards the Katyn Memorial and then right (west) after entering the traffic circle onto Aliceanna Street. You may park in the parking garage adjacent to the hotel or on the metered lot opposite the hotel.

From the west: Take Route 40 (Baltimore National Pike) east directly into Baltimore City (Edmondson Avenue to Mulberry Street). Turn right (south) onto Martin Luther King Boulevard; proceed south for approximately 1/2 mile and then turn left (east) onto Pratt Street. Proceed east on Pratt Street, right (south) onto President Street (stay in the right hand lane after passing Eastern Avenue), continue straight towards the Katyn Memorial, and then right (west) after entering the traffic circle onto Aliceanna Street. You may park in the parking garage adjacent to the hotel or on the metered lot opposite the hotel.

From the east/northeast: Take I-95 south through the Fort McHenry Tunnel to I-395 (downtown) directly into Baltimore City. Turn right (east) onto Pratt Street, right (south) onto President Street (stay in the right hand lane after passing Eastern Avenue), continue straight towards the Katyn Memorial, and then right (west) after entering the traffic circle onto Aliceanna Street. You may park in the parking garage adjacent to the hotel or on the metered lot opposite the hotel.
--------------------------------------------------------------------------------

                            T. ROWE PRICE GROUP, INC.

                                   2005 Proxy
          Revocable Proxy Solicited on Behalf of the Board of Directors

I hereby appoint James S. Riepe and George A. Roche, together and separately, as proxies to vote all shares of common stock which I have power to vote at the annual meeting of stockholders to be held on Tuesday, April 26, 2005, at 10:00 a.m., at the Baltimore Marriott Waterfront Hotel, 700 Aliceanna Street, Baltimore, Maryland 21202, and at any adjournments thereof in accordance with the instructions on the reverse side of this proxy card and as if I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place. I also hereby acknowledge receipt of the Notice of Annual Meeting and Proxy Statement, dated March 16, 2005, and Price Group's 2004 Annual Report to Stockholders.

This proxy, when properly completed and returned, will be voted in the manner directed herein by the stockholder named on the reverse side. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES AND OTHER PROPOSALS LISTED ON THE REVERSE SIDE, AND, IN THE DISCRETION OF THE PROXYHOLDER, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENTS AND POSTPONEMENTS THEREOF.

                        PLEASE VOTE YOUR PROXY PROMPTLY.
                    See reverse side for voting instructions.


[GRAPHIC OMITTED]
                                                                      Company #
THERE ARE THREE WAYS TO VOTE YOUR PROXY.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY TELEPHONE - TOLL FREE - 1-800-560-1965 - QUICK *** EASY *** IMMEDIATE

     o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (Central Time) on April 25, 2005.

     o Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available.

     o    Follow the simple instructions the voice provides you.

VOTE BY INTERNET - http://www.eproxy.com/trow/ - QUICK *** EASY *** IMMEDIATE

     o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (Central Time) on April 25, 2005.

     o Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available.

     o Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

     o Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to T. Rowe Price Group, Inc., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.

    If you vote by phone or the Internet, please do not mail your Proxy Card.
               (arrow graphic) Please detach here (arrow graphic)
--------------------------------------------------------------------------------

The Board of Directors Recommends a Vote FOR all nominees listed in Item 1, and FOR Items 2 and 3.

1.   Election of directors:
   01 Edward C. Bernard         05 James A.C. Kennedy   09 Dr. Alfred Sommer
   02 James T. Brady            06 James S. Riepe       10 Dwight S. Taylor
   03 J. Alfred Broaddus, Jr.   07 George A. Roche      11 Anne Marie Whittemore
   04 Donald B. Hebb, Jr.       08 Brian C. Rogers

     [  ]Vote FOR all nominees        [  ]Vote WITHHELD
         (except as marked)               from all nominees

     (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Ratification of the appointment of KPMG LLP as Price Group's independent accountant for fiscal year 2005.

     [  ] FOR     [  ] AGAINST     [  ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business and further business as may properly come before the meeting or any adjournments and postponements thereof.

     [  ] FOR     [  ] WITHHOLD

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1, AND FOR ITEMS 2 AND 3.

Address Change?  Mark Box  [  ]      Indicate changes below:




                                        Date: _________________________________

               Signature(s) in Box If you are voting by mail, please date and sign exactly as your name appears to the left. When signing as a fiduciary, representative or corporate officer, give full title as such. If you receive more than one proxy card, please vote the shares represented by each card separately.